                               SOFTWARE AGREEMENT


THIS AGREEMENT is made between AT&T CORP., a New York corporation, acting through its AT&T Microelectronics business unit, having an office at Two Oak Way, Berkeley Heights. New Jersey 07922 ("AT&T") and ARIEL CORPORATION, a Delaware corporation, having an office at 433 River Road, Highland Park, New Jersey 08904 ("LICENSEE"). The effective date of this Agreement is the later of the dates of execution by the respective parties.

WHEREAS, AT&T has developed and owns LICENSED SOFTWARE; and

WHEREAS, LICENSEE desires to port LICENSED SOFTWARE from a Windows environment to other operating system environments; and

WHEREAS, LICENSEE represents that it has in place facilities and an organization to port, promote, market, distribute and support LICENSED SOFTWARE, and wishes to distribute various ported versions of LICENSED SOFTWARE to its customers; and

WHEREAS, AT&T is willing to grant access by LICENSEE to LICENSED SOFTWARE;

NOW, THEREFORE, in consideration of the mutual covenants set forth below, the parties agree to the following terms and conditions:

1.0  DEFINITIONS

     1.1 "LICENSED SOFTWARE" means AT&T's proprietary VCOS software package in source code form, as specified in Exhibit A, and any object code versions thereof, as also specified in Exhibit A.

     1.2 "PRE-LOADING" means an AT&T approved process whereby applicable object code versions of LICENSED SOFTWARE, without substantive modification, are loaded into memory in LICENSEE PRODUCT, or copied into other storage media prior to delivery by LICENSEE to any End-User or other third party. UPDATES to LICENSED SOFTWARE may also be included.

     1.3 "UPDATE" means a new release or edition of the current version of LICENSED SOFTWARE that includes corrective actions, bug-fixes, or other necessary modifications. Such term does not mean any new or later version of LICENSED SOFTWARE that includes additional or enhanced functionality.

     1.4 "LICENSEE PRODUCT" is defined in Exhibit B.


                            AT&T / ARIEL Proprietary

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     1.5 "SUBSIDIARY" of a company means a corporation or other legal entity
(i) the majority of whose shares or other securities entitled to vote for election of directors (or other managing authority) is now or hereafter controlled by such company either directly or indirectly; or (ii) which does not have outstanding shares or securities but the majority of whose ownership interest representing the right to manage such corporation or other legal entity is now or hereafter owned and controlled by such company either directly or indirectly; but any such corporation or other legal entity shall be deemed to be a SUBSIDIARY of such company only as long as such control or ownership and control exists.

2.0  EXHIBITS

     The following exhibits are attached hereto and made a part thereof:

          Exhibit A:   Summary of AT&T Licensed Software
          Exhibit B:   Software Distribution Rights
          Exhibit C:   Approved Operating Systems
          Exhibit D:   Minimum Requirements for End-user Software License
                       Agreement

3.0  TERM

     This Agreement shall continue for a term of twenty-four (24) months, unless earlier terminated in accordance with Section 17. LICENSEE's obligations under Sections 9, 10, 14, 16 and 18 shall survive any termination of this Agreement, including its expiration.

4.0  LICENSE GRANT

     4.1 AT&T hereby grants to LICENSEE a personal, nontransferable, and non-exclusive right to use and port, at LICENSEE's United States headquarters, a source code version of LICENSED SOFTWARE to the operating systems identified in Exhibit C, as amended from time to time by mutual agreement of the parties hereto.

     4.2 AT&T hereby further grants to LICENSEE a personal, nontransferable, and non-exclusive right to reproduce, market, distribute, maintain and support worldwide only object code versions of the ported LICENSED SOFTWARE to End-User customers or other third parties in accordance with the minimum terms and conditions set forth in Exhibit D.

     4.3 No right is granted for the use of LICENSED SOFTWARE in source code form for or by any third person except as provided above or for use of any portion of LICENSED SOFTWARE in source code or object code form other than in AT&T digital signal processors. AT&T grants LICENSEE the right of first refusal to port VCOS to non-AT&T chips.

                            AT&T / ARIEL Proprietary


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                                       -3-

     4.4 LICENSEE may make those copies of LICENSED SOFTWARE necessary to the use by LICENSEE for which rights are granted hereunder, provided that each such copy contains any copyright and/or proprietary notice appearing on or in the LICENSED SOFTWARE being copied.

     4.5 LICENSEE agrees that it will not use or copy LICENSED SOFTWARE except as authorized herein.

     4.6 LICENSEE agrees that it will not develop and/or market a competitive technology using techniques embodied in the LICENSED SOFTWARE during the term of this Agreement and for a period of one (1) year following the expiration or termination of this Agreement. AT&T agrees to forebear from developing, marketing, distributing, maintaining and supporting any ported versions of the LICENSED SOFTWARE for a period of one (1) year from the Effective Date of this Agreement.

     4.7 Certain software that may be included in LICENSED SOFTWARE may be subject to third party patents. Third parties, of whom AT&T is aware, who may maintain that they own pertinent patents are specified in Exhibit A. It is up to LICENSEE to investigate and to obtain, at its own expense, any and all third party licenses it needs or its customers need to utilize object code versions of LICENSED SOFTWARE.

     4.8 As general policy, AT&T does not recommend the use of any of its products for medical or life support applications wherein a failure or malfunction of the product may threaten life or cause injury and will not knowingly license or sell its products for either such use. LICENSEE is not authorized to license or furnish LICENSED SOFTWARE to customers whom LICENSEE believes may intend to use LICENSED SOFTWARE for such applications except with the prior written approval of AT&T.

5.0  SCOPE OF SOFTWARE ADAPTATIONS

     5.1 The scope of changes to the LICENSED SOFTWARE by LICENSEE shall be limited to:

          5.1.1 Porting at LICENSEE's United States headquarters a source code version of LICENSED SOFTWARE to the operating systems identified in Exhibit C; and

          5.1.2 Making enhancements for improved performance, including bug fixes.

     5.2 Except for those operating systems listed in Exhibit C, any other adaptations of LICENSED SOFTWARE to other operating systems shall require AT&T's approval in writing in the form of an amendment to this Agreement. Such approval will not be unreasonably withheld.


                            AT&T / ARIEL Proprietary


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                                       -4-


     5.3 To ensure the quality associated with the LICENSED SOFTWARE for use with AT&T digital signal processors. LICENSEE shall provide to AT&T beta test versions of all adaptations in object code form for the sole purpose of testing and evaluation by AT&T. The test period shall not exceed four (4) weeks, after which AT&T shall return to LICENSEE all copies of beta test versions of all adaptations in object code form provided by LICENSEE. In the event that the adapted software fails to meet AT&T's quality standards for software to be made generally available in the commercial marketplace, then LICENSEE shall undertake commercially reasonable efforts to fix the adapted software within a mutually agreed to time period.

6.0  FEES

     License Fees for LICENSED SOFTWARE shall be specified by AT&T in a separate written document and may be changed by AT&T upon written notice. Any such writing shall become a part of this Agreement. Any increases in fees will not exceed ten percent (10%) at any point in time and AT&T will give LICENSEE at least six (6) months advance written notice of any such fee increase.

7.0  TAXES

     Fees to be specified pursuant to Section 6.0 generally will not include local, state or federal taxes. LICENSEE hereby agrees to pay all such taxes as may be imposed upon LICENSEE or AT&T (other than taxes based on AT&T's income) with respect to the marketing, reproduction, distribution, possession, maintenance, support or use of LICENSED SOFTWARE pursuant to this Agreement.

8.0  DISTRIBUTION

     Distribution rights granted to LICENSEE under this Agreement are expressly specified in Exhibit B.

9.0  EXPORTS

     LICENSEE hereby assures AT&T that it does not intend to and will not knowingly, without the prior written consent (if required) of the Office of Export Administration of the U.S. Department of Commerce. Washington, D.C. 20230, transmit, directly or indirectly;

     (i)   LICENSED SOFTWARE; or

     (ii) any immediate product (including processes and services) produced directly by or through the use of LICENSED SOFTWARE; or

     (iii) any commodity produced by such immediate product if such immediate product is a plant capable of producing a commodity or is a substantial


                            AT&T / ARIEL Proprietary
           component of such plant:

to any group Q, S, W, Y, or Z country (or any national or resident of those countries), as defined in the Export Administration Regulations of the U.S. Department of Commerce.

10.0 CONFIDENTIALITY

     10.1 LICENSEE agrees to keep LICENSED SOFTWARE (including methods and concepts utilized therin) in confidence. LICENSEE shall ensure that an obligation not to disclose confidential information is a part of the terms and conditions of employment for its employees.

     10.2 AT&T agrees to keep LICENSEE's proprietary information in confidence. AT&T shall ensure that an obligation not to disclose confidential information is a part of the terms and conditions of employment for its employees.

     10.3 The receiving party's obligations under this Section shall not apply to any information relating to AT&T's LICENSED SOFTWARE (including any method or concept utilized therein) or LICENSEE's proprietary information that:

     (i) is or becomes available without restriction to the general public by acts not attributable to the receiving party or its employees;

     (ii) was rightfully in the receiving party's possession without limitation on disclosure before disclosure hereunder to the receiving party;

     (iii) is rightfully disclosed to the receiving party by a third party without restrictions on disclosure; or

     (iv)  is independently developed by the receiving party.

11.0 OWNERSHIP OF LICENSED SOFTWARE

     11.1 LICENSED SOFTWARE is solely the property of AT&T IPM CORP. LICENSEE understands and acknowledges that no ownership interest in LICENSED SOFTWARE is transferred to LICENSEE or to any third party by virtue of this Agreement.

     11.2 LICENSEE hereby grants to AT&T IPM CORP. all right, title and interest in and to any and all ported versions of LICENSED SOFTWARE and further including but not limited to any and all enhancements, UPDATES, adaptations, modifications and improvements based on any ported version of LICENSED SOFTWARE.


                            AT&T / ARIEL Proprietary


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                                       -6-


     11.3 After the one (1) year period specified in Section 11.3. AT&T may contract with other parties for the development, marketing, distribution, maintenance and support of software having functionality similar to the ported versions of LICENSED SOFTWARE made by LICENSEE, or AT&T may develop, market, distribute, maintain and support similar software independently. LICENSEE shall not share any of its own confidential information with AT&T.

12.0 DISCLAIMER OF AT&T WARRANTIES

     12.1 AT&T MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED. BY WAY OF EXAMPLE, BUT NOT LIMITATION, AT&T MAKES NO REPRESENTATION OR WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR THAT USE OF LICENSED SOFTWARE WILL NOT INFRINGE ANY COPYRIGHT OR TRADEMARK OF A THIRD PARTY. ADDITIONALLY, AT&T SHALL NOT BE HELD TO ANY LIABILITY WITH RESPECT TO ANY CLAIM ON ACCOUNT OF, OR ARISING FROM, THE USE OF LICENSED SOFTWARE. AT&T IS NOT AWARE OF ANY SUCH CLAIM BY ANY THIRD PARTY, EXCEPT AS SPECIFIED IN SECTION 4.7.

     12.2 AT&T SHALL HAVE NO LIABILITY UNDER THIS AGREEMENT FOR ANY CLAIM OR SUIT TO THE EXTENT THE INFRINGEMENT ARISES DIRECTLY FROM THE COMBINATION, OPERATION, OR USE OF LICENSED SOFTWARE WITH DEVICES, PARTS, OR SOFTWARE NOT SUPPLIED BY AT&T OR ITS SUBCONTRACTORS AND SUCH CLAIMS OF INFRINGEMENT WOULD HAVE BEEN AVOIDED BUT FOR THE COMBINATION, OPERATION, OR USE OF THE LICENSED SOFTWARE WITH SUCH DEVICES, PARTS, OR SOFTWARE.

13.0 LICENSEE WARRANTY

     LICENSEE, on its own behalf, may warrant LICENSED SOFTWARE to its customers as it deems appropriate. LICENSEE shall NOT provide any warranty to its customers on behalf of AT&T with respect to LICENSED SOFTWARE.

14.0 NO POWER TO BIND AT&T

     LICENSEE specifically assures AT&T that it will not extend, directly or indirectly, any warranty or representation in the name of AT&T or purport to bind AT&T in any way. LICENSEE further agrees that it will indemnify AT&T and hold it harmless from any claim arising out of LICENSEE's exercise of any of the rights granted in this Agreement.

15.0 LIMITED SUPPORT

     AT&T will provide limited support, to LICENSEE only, in accordance with AT&T's general support program for the source code version of LICENSED SOFTWARE operating


                            AT&T / ARIEL Proprietary


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                                       -7-


under the Windows environment. Under no circumstances will AT&T provide any level of support for any of the ported versions of LICENSED SOFTWARE or any object code versions of LICENSED SOFTWARE. Neither the execution of this Agreement nor anything in it or in LICENSED SOFTWARE shall be construed as an obligation upon AT&T to furnish any other assistance of any kind whatsoever, or to provide any information or documentation.

16.0 LIMITATION OF LIABILITY

     AT&T shall in no event be liable to LICENSEE or any third party for loss of time, inconvenience, loss of use of any products or property damage caused by LICENSED SOFTWARE in source or object code form or its failure to work, or for any special, incidental or consequential loss or damages arising out of the use of or inability to use LICENSED SOFTWARE in source or object code form (whether in an action for or arising out of alleged breach of warranty, alleged breach of contract, delay, negligence, strict liability or otherwise), even if AT&T has been advised of the possibility of such damages. No action or proceeding against AT&T may be commenced more than two years after the last delivery, as specified in Exhibit D, by AT&T to LICENSEE of LICENSED SOFTWARE. LICENSEE agrees to defend and indemnify AT&T from any and all claims, suits, and liabilities (including attorney's fees) arising out of or resulting from any actual or alleged act or omission on the part of LICENSEE, its authorized third parties, employees or agents, in connection with the distribution of LICENSED SOFTWARE to End-Users, including, without limitation, claims, suits and liability for bodily or other injuries to End-Users resulting from use of LICENSEE PRODUCT not caused solely by faults in LICENSED SOFTWARE as provided by AT&T to LICENSEE.

17.0 TERMINATION FOR BREACH

     AT&T may initiate termination of this Agreement for cause by giving to LICENSEE sixty (60) days prior written notice specifying the reason for termination, which termination shall occur unless such reason for termination is cured within the sixty (60) day period. A right to terminate under this
Section 17.0 shall arise upon the happening of any of the following events:

     (i) if LICENSEE becomes the subject of a bankruptcy petition filed in a court in any jurisdiction, whether voluntary or involuntary; or a receiver or a trustee is appointed for all or a substantial portion of LICENSEE's assets; or LICENSEE makes an assignment for the benefit of its creditors; or

     (ii) if LICENSEE fails to perform substantially any material covenant, obligation, representation or warranty under this Agreement including but not limited to the timely payment of any license fees specified under this Agreement.


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                                       -8-


     18.0 TERMINATION PROCEDURE

     18.1 Upon termination of this Agreement, LICENSEE will promptly comply with the termination procedures described herein, and shall certify in writing to AT&T that the procedures described herein have been complied with.

          18.1.1 Upon termination, the following procedures shall be executed by LICENSEE within thirty (30) working days:

          18.1.2 If applicable, LICENSEE will promptly return to AT&T, at LICENSEE's expense and as instructed by AT&T, all AT&T-furnished copies of LICENSED SOFTWARE and any reproductions thereof whether in ported or unported form in its inventory. If this Agreement is terminated by AT&T, AT&T will refund any payment made by LICENSEE for unopened, returned copies in undamaged condition, but not freight, shipping and/or other handling costs, as applicable.

          18.1.3 If applicable, LICENSEE shall cease promotion, marketing, reproduction, use, distribution, maintenance and support of LICENSED SOFTWARE and destroy any copies in its inventory.

          18.1.4 LICENSEE shall, at its expense, remove all copies of LICENSED SOFTWARE and/or documentation from its distribution channels and destroy such copies. Upon termination of this Agreement, any end user licenses already granted by LICENSEE pursuant to Exhibit D shall not be affected.

          18.1.5 LICENSED SOFTWARE and/or documentation shall be removed from all LICENSEE PRODUCT not yet shipped to customers at the time of termination and destroyed or returned to AT&T.

          18.1.6 LICENSEE shall indemnify, hold harmless and defend AT&T against any claims arising out of termination of this Agreement.

19.0 USE OF AT&T TRADEMARKS

     19.1 LICENSEE recognizes AT&T's rights in its trademarks, service marks, trade names and logos, including VCOS(R). Except as permitted by United States trademark law and expressly provided herein, nothing in this Agreement shall imply the grant to LICENSEE of a license to use (i) any trademark, service mark, trade name or logo of AT&T or any of its affiliates in connection with the advertising, licensing, marketing or any other use by LICENSEE of LICENSED SOFTWARE, or (ii) any trademark, service mark, trade name or logo that is confusingly similar to a name or mark used by AT&T or any of its affiliates.


                            AT&T / ARIEL Proprietary


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                                       -9-


     19.2 LICENSEE shall include, in its packaging, documentation, promotional materials, advertising and, where applicable, installation screen ("materials") concerning all LICENSEE PRODUCTS, the following statement "AT&T VCOS Software included." LICENSEE shall label disks "AT&T VCOS(R) Operating System". Such statement or disk label shall be of a size, and in a location, sufficient for reasonable visibility, but less prominent than LICENSEE's own name and trademarks(s). All such materials shall be subject to AT&T's prior approval before use by LICENSEE. LICENSEE shall submit two (2) copies of all proposed materials to AT&T for such prior approval. AT&T will notify LICENSEE either of its approval or any necessary remedial action in writing within twenty (20) days of receipt of such material.

     19.3 LICENSEE shall not represent, directly or indirectly, that any product or service of LICENSEE is a product or service of AT&T or any of its affiliates.

20.0 NOTICES

     All notices required or permitted under this Agreement shall be in writing and shall be deemed given: (i) when delivered personally; (ii) when sent by confirmed telex or facsimile; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) day after deposit with a commercial overnight carrier, with written verification of receipt. All communications will be sent to the addresses set forth below. Either party may change its address by giving notice pursuant to this Section 20.0.

     if to AT&T:                             if to LICENSEE:

     AT&T Corp.                              Ariel Corporation
     AT&T Microelectronics                   433 River Road
     Wireless and Messaging Organization     Highland Park, New Jersey 08904
     Room 55A-310                            Tel. No.: 908-249-2900
     1247 South Cedar Crest Boulevard        Fax No.: 908-249-2123
     Allentown, PA 18103
     Tel. No.: 610-712-3257
     Fax No.: 610-712-2772

     With a copy to:

     AT&T Law Division
     AT&T Microelectronics
     Room 55C-1l
     Two Oak Way
     Berkeley Heights, NJ 07922
     Fax No.: 908-771-4582

                            AT&T / ARIEL Proprietary


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                                      -10-


21.0 AUTHORITY

     AT&T and LICENSEE each represents and warrants to the other that it has the right and power to enter into this Agreement, and that there are no outstanding assignments, grants, licenses, encumbrances, obligations or agreements, either written, oral or implied, inconsistent with any provision of this Agreement.

22.0 FORCE MAJEURE

     Neither party shall be held responsible for any delay or failure in performance of any part of this Agreement to the extent such delay or failure is caused by fire, flood, explosion, war, strike, embargo, government action or failure to act, civil or military authority, act of God, inability to secure material or transportation facilities, act of omission of carriers or other causes beyond its control whether or not similar to the foregoing.

23.0 HEADINGS

     Section headings used in this Agreement are used for convenience only and shall in no event be used for interpretation purposes.

24.0 NON-WAIVER

     No failure by AT&T to enforce any provision of this Agreement shall constitute a waiver or affect its right to require the performance thereof by LICENSEE or affect the validity of any other provision.

25.0 ENTIRE AGREEMENT

     This Agreement constitutes the entire understanding between the parties and supersedes any and all prior oral or written agreements, memoranda, letters of intent, representations or understandings by or between the parties relating to the subject matter hereof, including any provision of any purchase order to the extent inconsistent herewith.

26.0 MODIFICATIONS

     This Agreement shall not be modified, altered, changed or amended in any respect unless in writing signed by a duly authorized representative of each of the parties hereto.

27.0 RESTRICTION ON ASSIGNMENT

     The rights and obligations provided under this Agreement may not be transferred or assigned by LICENSEE without the prior written consent of AT&T, which consent shall not be


                            AT&T / ARIEL Proprietary


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                                      -11-


unreasonably withheld. Any attempted assignment in contravention of this Section
27.0 shall be void and ineffective.

28.0 SEVERABILITY

     In the event any provision of this Agreement should be held invalid or unenforceable, the remaining provisions of this Agreement, and any and all concurrent agreements pertaining to LICENSED SOFTWARE, shall remain valid.

29.0 CHOICE OF LAW

     This Agreement shall be governed by, and construed in accordance with, the law of the State of New York, excluding its choice of law rules.

30.0 DISPUTE RESOLUTION

     30.1 If a dispute arises out of or relates to this Agreement, or the breach, termination or validity thereof, the parties agree to submit the dispute to a sole mediator selected by the parties or, at any time at the option of a party, to mediation by the American Arbitration Association ("AAA"). If not thus resolved, it shall be referred to a sole arbitrator selected by the parties within thirty (30) days of the mediation, or in the absence of such selection, to AAA arbitration which shall be governed by the United States Arbitration Act.

     30.2 Any award made (i) shall be a bare award limited to a holding for or against a party and affording such remedy as is deemed equitable, just and within the scope of this Agreement; (ii) shall be without findings as to issues or a statement of the reasoning on which the award rests: (iii) may in appropriate circumstances include injunctive relief; and (iv) may be entered in any court.

     30.3 The requirement for mediation and arbitration shall not be deemed a waiver of any right of termination under this Agreement and the arbitrator is not empowered to act or make any award other than based solely on the rights and obligations of the parties prior to any such termination.

     30.4 The arbitrator may not limit, expand or otherwise modify the terms of this Agreement.

     30.5 This agreement shall be interpreted in accordance with the laws of the State of New York, excluding its choice of law rules, and the place of mediation and arbitration shall be New York City.

     30.6 Each party shall bear its own expenses but those related to the compensation and expenses of the mediator and arbitrator shall be borne equally.


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                                      -12-


     30.7 A request by a party to a court for interim measures shall not be deemed a waiver of the obligation to mediate and arbitrate.

     30.8 The parties, their representatives, other participants and the mediator and arbitrator shall hold the existence, content and result of mediation and arbitration in confidence.







                            AT&T / ARIEL Proprietary

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                                     - 13 -


IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate originals through their duly authorized officials.



          AT&T CORP.



               ----------------------------------------------------
                           Signature


               ----------------------------------------------------
                           Printed Name


               ----------------------------------------------------
                           Title


               ----------------------------------------------------
                           Date




          ARIEL CORPORATION





               ----------------------------------------------------
                           Signature


               ----------------------------------------------------
                           Printed Name


               ----------------------------------------------------
                           Title


               ----------------------------------------------------
                           Date


                            AT&T / ARIEL Proprietary

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                                     - 14 -




                                    EXHIBIT A

                        SUMMARY OF AT&T LICENSED SOFTWARE


1.0 LICENSEE RESPONSIBILITIES

     1.1 As specified in Section 4.3 of the AT&T Software Agreement, certain third parties, identified below, may maintain that they own patents pertinent to LICENSED SOFTWARE. It is up to LICENSEE to investigate and to obtain, at LICENSEE's expense, any necessary licenses before LICENSEE or any customer of LICENSEE uses such software.

     1.2 Applicable Third Parties for MPEG Audio Encode and Decode:

        AEG-Telefunken                               JVC
        Bell Communications Research (Bellcore)      Kokusai Denshin Denwa (KDD)
        British Telecom (BT)                         NEC
        CCETT (France)                               Philips N.V.
        Compression Labs, Inc. (CLI)                 PictureTel
        Fraunhofer-Gesellschaft (FhG)                Sharp
        Hitachi                                      Sony
        Instit Fur Rundfunktechnik Gmbh (IRT)        Vistacom
        Intel

2.0 AT&T LICENSED SOFTWARE

     2.1 AT&T agrees that the version of LICENSED SOFTWARE described herein shall be equivalent in functionality, within the limits of the capabilities of LICENSEE PRODUCT, to the "standard" LICENSED SOFTWARE furnished by AT&T. This
Section 2.0 specifies the applicable LICENSED SOFTWARE covered by the Agreement.

          2.1.1 Source Code

DSP Source Code sufficient to build the following VCOS/DSP3210 modules:

        VCOS OS Modules: os, schedule
        Debugger Modules: bp, bpsim, iostm
        Speech Coding: sbcl6e, sbcl6d, sbc24e, sbc24d
        Caller ID: cid, cidmon
        Call Progress Detection: cpd_lpc, cpd, cpdmon, silmon, pulsdial Sample Rate Conversion (all): src*


                            AT&T / ARIEL Proprietary
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                                     - 15 -

Host    Source Code sufficient to build the following APIs and Utilities:
        VCAS: Main VCOS Host API VRM: VCOS Resource Manager VTSP: VCOS TAPI API Service Provider LLA: VCOS WAV API Service Provider VCSIM Simulator VCD Debugger VCC C Compiler TaskWalk Utility Vcosify Utility coffdump Utility d32ar Archiver d32as Assembler d32conv Utility d32cpp Preprocessor d32dis Disasembler d32dump Utility d32hex Utility d321d Utility d32make Utility d32nm Utility d32optim Utility d32sect Utility d32size Utility d32strip Utility d32trans Utility

VCOS modem controller software

        2.1.2 Object Code

        DSP Binary:
        All DSP binary as shipped in V1.21 VCOS 2/9/95 release of VCOS Runtime Classic, and associated SDK, MDK, HDK development kits.


        2.1.3 Documentation

Document Source:
        SDK Manual
        MDK Manual

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                                     - 16 -



        HDK Manual







                            AT&T / ARIEL Proprietary

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                                     - 18 -

3.0 GRANT OF DISTRIBUTION RIGHTS

     3.1 AT&T hereby grants to LICENSEE a worldwide, non-transferable, and non-exclusive right to reproduce and distribute, and authorize third parties to distribute, subject explicitly to the restrictions of this Exhibit B, copies of LICENSED SOFTWARE in object code form only. LICENSEE shall require that all authorized third parties agree in writing (i) to comply with the terms and conditions of this AT&T Software Agreement, and (ii) not to make any copy or copies of LICENSED SOFTWARE. LICENSEE shall assert its best efforts to enforce such written agreements.

     3.2 LICENSEE and authorized third parties may distribute LICENSED SOFTWARE in object code form only and only with LICENSEE PRODUCT (or included in LICENSEE PRODUCT through PRE-LOADING) to any End-User and only in combination with a written agreement supplied by LICENSEE which either (i) is signed by the End-User, or (ii) is placed on the package containing LICENSED SOFTWARE that is fully visible to the End-User and that the End-User accepts by opening the package, or (iii) where LICENSED SOFTWARE is included in LICENSEE PRODUCT through PRE-LOADING, is (1) referenced in a sticker on LICENSEE PRODUCT which is visible to an End-User before the End-User opens the package containing LICENSEE PRODUCT, and (2) is placed on a package containing End-User documentation that is fully visible to the End-User and that the End-User accepts by opening the package containing such documentation. Such written agreement shall contain provisions fully consistent with those set forth in Exhibit D. AT&T may, at its option require that such written agreement be submitted for prior AT&T review and approval, which approval shall not be unreasonably withheld. AT&T may also, at its option, revise any provision or provisions of Exhibit D upon thirty (30) days' written notice to LICENSEE.

     3.3 LICENSEE shall distribute one (1) copy only of LICENSED SOFTWARE in object code form only for each LICENSEE PRODUCT provided to an End-User; provided however, in the course of furnishing to End-Users UPDATES (not providing additional functionality) of LICENSED SOFTWARE, LICENSEE may distribute additional copies of LICENSED SOFTWARE to such End-Users where such distribution is intended to completely replace the previously distributed copy of LICENSEE PRODUCT.

     3.4 LICENSEE shall ensure that all copies of LICENSED SOFTWARE distributed or copied pursuant to this Section 3.0 contain all relevant AT&T trademark and copyright notices.

     3.5 For each copy of LICENSED SOFTWARE distributed by LICENSEE or authorized third parties pursuant to this Section 3.0, LICENSEE shall pay AT&T the fees pursuant to the terms thereof, except for any replacement copies provided pursuant to Section 3.3 above.

     3.6 If and when AT&T makes UPDATES or other new versions of LICENSED SOFTWARE generally commercially available, AT&T will use reasonable efforts to create and/or, at LICENSEE's expense, lend all reasonable assistance and authority to LICENSEE so as


                            AT&T / ARIEL Proprietary
to enable LICENSEE to create, a new version of LICENSEE PRODUCT for distribution under the terms and conditions of this Exhibit B.

     3.7 LICENSEE shall, on a quarterly basis, provide AT&T, at Wireless and Messaging Organization, Room 55A-310, 1247 South Cedar Crest Boulevard, Allentown, Pennsylvania 18103, a complete and current listing of third parties authorized to distribute LICENSED SOFTWARE. AT&T shall hold such information confidential and use such solely for the purpose of assisting AT&T in marketing and further development of LICENSED SOFTWARE. Such listing shall be accompanied by an accounting for all copies of LICENSED SOFTWARE made by LICENSEE during the preceding quarter.

     3.8 If an AT&T-provided sign-on logo and/or trademark notice is provided, LICENSEE shall display such as part of the LICENSEE sign-on procedure for a reasonable time to the End-User each time the End-User begins using (e.g.: signs on, logs on, or activates) LICENSED SOFTWARE. Such AT&T-provided sign-on notice may change with future LICENSED SOFTWARE. Any such changes shall be provided to LICENSEE part of such future revisions of LICENSED SOFTWARE.

     3.9 AT&T reserves the right to inspect LICENSEE's accounting and record keeping materials applicable to LICENSED SOFTWARE, upon reasonable prior written notification of not less than three (3) business days to the LICENSEE's address in Section 19.0 of the AT&T Software Agreement for the purpose of assuring compliance with these provisions. Such audit procedures shall be in conformance with reasonable accepted practices. Such audits shall be performed no more frequently than twice per calendar year.
















                            AT&T / ARIEL Proprietary

                                    EXHIBIT C

                           APPROVED OPERATING SYSTEMS



Ariel is granted rights to develop VCOS products for the following host UNIX and UNIX-derivative operating system environments.

     SysV, Novell, SCO, Linux, Interactive, Xinu, SunOS, Solaris, Ultrix, OSF, VMS VxWorks, pSOS, OS9, LynxOS, VRTX, BE, SGI, BSDI, UnixWare and QNX.

Ariel is granted rights to develop VCOS products for the following OEM proprietary operating system environments.

          IBM OS/2, IBM OS/2 Warp, Amiga OS, Windows NT and Apple OS





























                            AT&T / ARIEL Proprietary

                                    EXHIBIT D

           MINIMUM REQUIREMENTS FOR END-USER SOFTWARE LICENSE AGREEMENT


This Exhibit D describes the MINIMUM AT&T requirements for an End-User software license agreement to be provided by LICENSEE to its customers in lieu of an AT&T-provided End-User Software License Agreement (the "End-User Agreement") for use in accordance with Exhibit B.

1.0 OWNERSHIP OF LICENSED SOFTWARE

     Each End-User Agreement shall provide that LICENSED SOFTWARE is owned by AT&T and/or its suppliers, that it is protected by United States and international copyright laws and contains proprietary information protected by law, and that nothing in the End-User Agreement constitutes a waiver by AT&T of its rights under any copyright law or treaty or any other law in any country.

2.0 LICENSE GRANT

     2.1 LICENSEE may grant each End-User a personal, non-transferable and nonexclusive right to use one (1) copy of LICENSED SOFTWARE in the End-User's country only; on or with a single terminal connected to a single computer
(CPU) at a time. No right may be granted to use LICENSED SOFTWARE on a network server; for such purposes the End-User must obtain a version of LICENSED SOFTWARE configured for network usage and agree to the terms and conditions of a separate Network LICENSED SOFTWARE License Agreement. The End-User may make a single archive copy of LICENSED SOFTWARE for personal use only, provided such copy contains the same copyright notices and proprietary markings, including diskette markings, appearing on the original LICENSED SOFTWARE. Any other use of LICENSED SOFTWARE or export of LICENSED SOFTWARE not authorized by AT&T shall automatically terminate the License to the End-User.

     2.2 Each End-User must agree not to reverse assemble, reverse compile, reverse engineer, disassemble, sublicense, rent, lease, disclose or assign LICENSED SOFTWARE and not to use, copy, modify, merge or transfer copies of LICENSED SOFTWARE or create derivative works from LICENSED SOFTWARE, or make copies of LICENSED SOFTWARE, except as provided in the End-User Agreement.

     2.3 If an End-User ceases using LICENSED SOFTWARE or if the End-User's right to use LICENSED SOFTWARE is terminated, all LICENSED SOFTWARE, together with any archive copy thereof, shall either be returned to LICENSEE or destroyed.




                            AT&T / ARIEL Proprietary

3.0 LIMITED WARRANTY

     LICENSEE may extend to End-Users a "standard" End-User limited software warranty as it deems appropriate. LICENSEE shall not provide any warranty to End-Users on behalf of AT&T with respect to LICENSED SOFTWARE.

4.0 MAINTENANCE

     Maintenance for all software shall be provided by LICENSEE. AT&T shall have no obligation to provide any assistance whatsoever to LICENSEE's End-User or others.

5.0 EXCLUSIVE REMEDIES AND LIMITATIONS OF LIABILITIES

     5.1 LICENSEE shall require End-Users to agree that their sole remedy for loss and/or damage caused by any defect or failure in LICENSED SOFTWARE, regardless of the form of action, shall be limited to the replacement of LICENSED SOFTWARE or refund of the license fee by LICENSEE, except for a right to claim damages for bodily injury to any person.

     5.2 Neither AT&T nor its affiliates, contractors, suppliers or agents shall be liable for any indirect, incidental or consequential damages (including loss of profits, revenues or data) sustained or incurred in connection with the use, or inability to use, software or for damages due to causes beyond the reasonable control of such entities.

6.0 UNITED STATES GOVERNMENT RESTRICTED RIGHTS

LICENSED SOFTWARE is provided to agencies of the U.S. Government only with RESTRICTED RIGHTS. Use, duplication or disclosure by the U.S. Government and its contractors is subject to restrictions set forth in subdivision (g) (3) of the Rights in Data - General clause in Volume 48 of the Code of Federal Regulations, Section 52.227-14, Art. III, or in subdivisions (c) (1) and (2) of the Rights in Technical Data and Computer Software clause at Section 252.227-7013, or others, as applicable. The contractor/manufacturer is AT&T Corp., AT&T Microelectronics, Two Oak Way, Berkeley Heights, New Jersey 07922.

7.0 EXPORT

End-Users must acknowledge that LICENSED SOFTWARE is subject to export restrictions under U.S. Export Administration Regulations and international arrangements of the U.S. Government. Each End-User must agree not to export LICENSED SOFTWARE outside the End-User's country without obtaining prior written approval from AT&T and conforming with all such U.S. Government regulations and arrangements.




                            AT&T / ARIEL Proprietary

                                 AMENDMENT NO. 1
                                       to
                               SOFTWARE AGREEMENT
                                     between
                            LUCENT TECHNOLOGIES INC.
             (formerly AT&T CORP.'s Systems and Technology Business)
                                       and
                                ARIEL CORPORATION
                                      dated
                                   May 2, 1995

     The above-referenced agreement is hereby amended by the parties as follows:

1. All references to AT&T Corp. throughout the above-referereced agreement are changed to Lucent Technologies Inc. and all references to AT&T throughout the above-referenced agreement are changed to LUCENT;

2. Add a new WHEREAS clause as follows: --WHEREAS, LICENSEE is willing to support any and all existing LUCENT LICENSED SOFTWARE users;--;

3. In Section 3.0 delete the text "twenty-four (24) months" and replace it with -five (5) years from the date of signing by both parties of this Amendment No.
1-;

4. In section 4.3 at line 2 after "above" insert a period and delete the remainder of this section in its entirety;

5. In Section 4.0 add a new section 4.9 which reads as follows: --4.9 In consideration of the extension of the Agreement, LICENSEE agrees to provide any and all support required by existing LUCENT VCOS systems users for a period of six (6) months pending completion of negotiations for an expanded relationship with LICENSEE.-- and add a new section 4.10 which reads as follows: -.4.10 LUCENT agrees to refrain from any licensing of the LICENSED SOFTWARE to any third parties for a period of at least six (6) mouths pending completion of negotiations for an expanded relationship with LICENSEE.--;

6. In Section 6.0 delete the present text in its entirety and substitute the following new text:


                  --Lucent Tech./          Other Processors
                    80x86/Pentium/
                    Power PC

License Fee/copy       $0.00                    $1.00
(Any Quantity)

LICENSEE agrees to pay to LUCENT the total amount of royalties due at the end of the six (6) month period commencing upon the execution of this Amendment. In the event the aggregate amount of such royalties due does not include a quantity of units in excess of 25k, then

LICENSEE shall be permitted to accrue the quantity and make payment in the next six (6) month period when the aggregate quantity reaches an amount in excess of 25k units.-;

7. In Sections 11.1 and 11.2 change all references to AT&T IPM CORP to LUCENT TECHNOLOGIES INC.,

8. In Section 15.0 delete this section in its entirety and substitute the following --LUCENT will not provide any on-going support of the LICENSED SOFTWARE.--;

9. In Exhibit B add to the definition of LICENSED PRODUCT(S) the following:

         --Teradon and derivative products; and
           VCOS object code.--; and

10.. In Exhibit C at the end of line 7 add the following --and Windows 3.11 and Windows `95--.

11. Except for the changes noted above, all other terms and conditions of the above-referenced agreemnt remain in full force and effect.

This amendment shall be effective as of the latest of the dates indicated below.


ARIEL CORPORATION                       LUCENT TECHNOLOGIES INC.

By: /s/ A. Agnello                      By: /s/ Sohail Khan
    -----------------------                 -----------------------------
Name: A. AGNELLO                        Name: SOHAIL KHAN
Title: PRESIDENT                        Title: Strategy & Market Planning
Date: MARCH 19, 1998                    Date:  3/13/96

                                 AMENDMENT NO. 2
                                       to
                               SOFTWARE AGREEMENT
                                     between
                            LUCENT TECHNOLOGIES INC.
             (formerly AT&T CORP.'s Systems and Technology Business)
                                       and
                                ARIEL CORPORATION
                                      dated
                                   May 2, 1995

The above-referenced agreement, as amended by Amendment No. 1, is hereby further amended by the parties as follows:

1. In Section 4.9 change "six (6) months" to --twelve (12) months--;

2. In Section 4.10 change "six (6) months" to --twelve (12) months--; and

3. In Section 6.0 change the sentence that now reads "LICENSEE agrees to pay to LUCENT the total amount of royalties due at the end of the six (6) month period commencing upon the execution of this Amendment." to --LICENSEE agrees to pay to LUCENT the total amount of royalties due at the end of each six (6) month period commencing upon the execution of this Amendment.--.

Except for the changes noted above, all other terms and conditions of the above-referenced agreement remain in full force and effect.

This amendment shall be effective as of September 13, 1996.




ARIEL CORPORATION                       LUCENT TECHNOLOGIES INC.

By: /s/ A. Agnello                      By: /s/ Sohail Khan
    -----------------------                 -----------------------------
Name: A. AGNELLO                        Name: SOHAIL KHAN
Title: PRESIDENT                        Title: Strategy & Market Planning
Date: MARCH 19, 1998                    Date:  3/13/96

April 24, 1995



                       DSP32XX AND ROYALTY FEES FOR ARIEL



The following represents pricing for Ariel on DSP32XX devices and royalty fees associated with the Software Agreement between Ariel Corp. and AT&T Corp. Upon signature of the License Agreement, Ariel will pay a royalty fee (as outlined below) with each DSP32XX purchase.

                                                                   Per Device
Quantity            DSP3210-60ns   D5P3207-60ns   D5P3207-72ns     Royalty Fee
--------            ------------   ------------   ------------     -----------
1st 10K Units          $40.00         $36.00         $26.00          $ 0.00
Next 30K Units         $35.00         $32.00         $23.00          $ 5.00
40.001 & Greater       $32.00         $30.00         $21.00          $ 5.00


Prior to this Sofware Agreement going into effect, 3210-60ns prices will remain $50.00, 3207-60ns prices at $46.00. and 3207-72ns prices at $33.00.




/s/ Maureen Russell
M. A. Russell
DSP Product Marketing